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                                                                    Exhibit 21.1

SUBSIDIARIES

The following are subsidiaries of the Company:

Allied Machine Parts Ltd.                                             England
Calcon Electric Supply, Inc.                                          California
C.E.S. Industries, Inc.                                               Delaware
Clark Cable Corporation                                               Ohio
Clark Consolidated Industries Inc.                                    Ohio
CMC Properties, Inc.                                                  Ohio
Consolidated Electric Supply, Inc.                                    Delaware
Consolidated Electric Supply, Inc. (formerly B&W Electric
   Supply Co., Inc.)                                                  Georgia
Consolidated Electric Supply (Bahamas) Ltd.                           Bahamas
Consolidated Sarasota Electric Supply, Inc.                           Florida
Duellman Electric Supply Company                                      Ohio
Eildon Electronics Ltd.                                               England
Elgee Electric Supply Co.                                             Ohio
Engineered Apparel Concepts, Inc.                                     Delaware
JCB Clark, Inc.                                                       Ohio
J&E Sewing Supplies, Inc.                                             New York
Leadtec Systems, Inc.                                                 Delaware
M.E.C. (Sewing Machines) Ltd.                                         England
Rawlinson Electric Company                                            Texas
Rogers Lighting Company                                               Texas
Robin Service Corp.                                                   New York
Sacks Electrical Supply Co.                                           Ohio
Seaco Electrical Supplies, Inc.                                       Florida
SEB Associates, Ltd.                                                  Delaware
Southern Electric Supply Company, Inc.                                Delaware
Spindletop Electric Distributing Company                              Texas
Steinthal Sample Co., Inc.                                            New York
Summers Electric Company                                              Texas
Summers Group, Inc.                                                   Delaware
Unique Sewing Machine Parts & Supply Corporation                      New York
W&G Daon, Inc.                                                        Delaware
W&G Export Corporation                                                Georgia
W&G Tennessee Imports, Inc.                                           Delaware
Willcox & Gibbs Delaware, Inc.                                        Delaware
Willcox & Gibbs-Kennedy of Delaware, Inc.                             Delaware
WGI Properties, Inc.                                                  Delaware
Willcox & Gibbs of Alabama, Inc.                                      Alabama
Willcox & Gibbs DN, Inc.                                              Delaware
Willcox & Gibbs DS, Inc.                                              Delaware
Willcox & Gibbs, Ltd.                                                 England
Willcox & Gibbs SEB of Delaware, Inc.                                 Delaware